                                                                    Exhibit p(1)

                       PERSONAL SECURITIES TRADING POLICY

                                 MARCH 14, 2007

                                  (ICMARC LOGO)
                          Building Retirement Security

                                TABLE OF CONTENTS

I.   Introduction..........................................................    1
II.  Policies Against Insider Trading and Fraud............................    3
     A. Policies Against Insider Trading...................................    3
     B. Anti-Fraud Policies................................................    4
III. Personal Trading Restrictions and Requirements for RC Associates and
     Access Persons........................................................    5
     A. Requirements and Restrictions Regarding Personal Trading...........    5
        1. Requirements and Restrictions...................................    5
        2. Additional Restrictions on Personal Trading.....................    6
        3. Exempted Transactions...........................................    7
     B. Reporting of Personal Securities Accounts, Holdings and
        Transactions.......................................................    7
        1. Reporting Accounts Holding Shares of The Vantagepoint Funds.....    8
        2. Securities Accounts and Holdings Reports........................    8
        3. Quarterly Transaction and New Account Reports...................    9
IV.  Personal Trading Restrictions and Requirements for Members of the
     Boards of Directors of ICMA-RC, VTC AND THE VANTAGEPOINT FUNDS........   10
     A. Directors as "Access Persons"......................................   10
     B. Requirements and Restrictions Regarding Personal Trading...........   10
        1. Periodic Restrictions on Transactions in Shares of The
           Vantagepoint Funds..............................................   10
        2. Blackout Provision..............................................   10
     C. Reporting of Personal Securities Accounts, Holdings and
        Transactions.......................................................   11
        1. Securities Accounts and Holdings Reports........................   11
        2. Quarterly Transaction and New Account Reports...................   12
        3. Quarterly Transaction and New Account Reports for Independent
           Directors of The Vantagepoint Funds and Certain Directors of
           ICMA-RC and VTC.................................................   13

                                TABLE OF CONTENTS
                                   (continued)

V.   Administration of the Policy; Violations; Sanctions...................   14
     A. Identification of Access Persons...................................   14
     B. Distribution of Policy (and Any Amendments) and Certification......   14
     C. Certifications.....................................................   14
     D. Reporting Violations...............................................   14
     E. Review of Reported Violations......................................   14
     F. Sanctions..........................................................   14
VI.  Board Reporting; Subadviser Codes; Changes to Policy; Recordkeeping...   15
     A. Board Reporting....................................................   15
        1. Annual Reports to RC, VTC and The Vantagepoint Funds Boards of
           Directors.......................................................   15
        2. Annual Certifications to The Vantagepoint Funds' Board from The
           Vantagepoint Funds, VIA and RC Services.........................   15
     B. Subadviser Codes of Ethics.........................................   15
     C. Board Approval of Material Changes to Policy or Subadviser's Rule
        17j-1 Code.........................................................   16
     D. Recordkeeping......................................................   16
        1. Copy of Policy and Amendments...................................   16
        2. Written Acknowledgements of Receipt.............................   16
        3. Names of Access Persons.........................................   16
        4. Violations and Sanctions........................................   16
        5. Transactions and Holdings Reports...............................   16
        6. Approval of Acquisitions of Securities in Private Offerings.....   16
GLOSSARY OF KEY TERMS......................................................   18

APPENDIX #PST-1 PERSONAL SECURITIES TRANSACTIONS REQUEST FORM

APPENDIX #PST-2 THE VANTAGEPOINT FUNDS ACCOUNT REPORT

APPENDIX #PST-3 PERSONAL SECURITIES ACCOUNTS AND HOLDINGS REPORT

APPENDIX #PST-4 QUARTERLY TRANSACTION AND NEW ACCOUNT REPORT

                       PERSONAL SECURITIES TRADING POLICY

                           ICMA RETIREMENT CORPORATION
                      VANTAGEPOINT INVESTMENT ADVISERS, LLC
                              ICMA-RC SERVICES, LLC
                        VANTAGEPOINT TRANSFER AGENTS, LLC
                              VANTAGETRUST COMPANY
                             THE VANTAGEPOINT FUNDS

                          LAST AMENDED: MARCH 14, 2007

I.   INTRODUCTION

This Personal Securities Trading Policy (the "Policy") has been adopted to meet the personal securities reporting requirements of Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act"). Under Rule 204A-1, every registered investment adviser must establish, maintain and enforce written procedures that require, among other things, the adviser's "access persons" to periodically report their personal securities transactions, holdings and accounts.(1)

This Policy also has been adopted to meet the requirements of Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act").(2) It is based on the principle that all persons associated with The Vantagepoint Funds, its investment adviser and its principal underwriter/distributor owe a fiduciary duty to the shareholders of The Vantagepoint Funds to conduct their affairs, including their personal securities transactions, in such a manner as to avoid:
(i) placing their own personal interests ahead of the interests of The Vantagepoint Funds' shareholders; (ii) taking advantage of their positions with their respective employers for their own personal gain; and (iii) actual or potential conflicts between their interests and those of The Vantagepoint Funds and its shareholders, or the appearance of such conflicts of interest. This Policy also reflects the requirement of Rule 17j-1 that each investment company, its adviser(s) and its underwriter(s) use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Policy.

ICMA Retirement Corporation ("ICMA-RC") is an investment adviser registered as such under the Advisers Act and serves as investment adviser to the VantageTrust Company ("VTC") with respect to the VantageTrust, a group trust established and maintained by VTC that owns a majority of the shares of The Vantagepoint Funds. VTC is a subsidiary of ICMA-RC.

Vantagepoint Investment Advisers, LLC ("VIA") is an investment adviser registered as such under the Advisers Act and serves as investment adviser of The Vantagepoint Funds. The Vantagepoint Funds is an open-end investment company that is registered under the 1940 Act. ICMA-RC Services, LLC ("RC Services") serves as distributor for The Vantagepoint Funds' shares. Vantagepoint

----------
(1) ICMA Retirement Corporation and Vantagepoint Investment Advisers, LLC, both investment advisers registered as such under the Advisers Act, have adopted a code of ethics that complies with the other requirements of Rule 204A-1.

(2) This Policy also has been adopted pursuant to Section 15(f) of the Securities Exchange Act of 1934 and Section 204A of the Advisers Act.

Transfer Agents, LLC ("VTA") serves as The Vantagepoint Funds' transfer agent. VIA, VTA and RC Services are subsidiaries of ICMA-RC.

Together, ICMA-RC, VTC, VIA, VTA and RC Services are referred to in this Policy as the "RC Companies."

This Policy applies to all RC Associates (as defined in the attached Glossary) and to each member of the Board of Directors of ICMA-RC, the Board of Directors of VTC, and The Vantagepoint Funds' Board of Directors, and each person subject to this Policy hereby agrees to abide by its terms.

     Section II contains certain policies against insider trading and fraud that apply to all persons subject to this Policy.

     Section III contains certain policies and reporting requirements for all "RC ASSOCIATES" and all "ACCESS PERSONS" (except the directors referenced below who are not also RC Associates).

     Section IV contains certain policies and reporting requirements for members of the Boards of Directors of ICMA-RC, VTC and The Vantagepoint Funds (except those directors who are also RC Associates; such directors should refer to Section III, not Section IV).

Key terms are defined in the attached Glossary and are presented below in BOLD FACE type upon first use. Please review these definitions carefully.

Please direct any questions about this Policy to the ICMA-RC Compliance Department or General Counsel.

II.  POLICIES AGAINST INSIDER TRADING AND FRAUD

     A.   POLICIES AGAINST INSIDER TRADING

     Federal law prohibits the purchase or sale of a security by any person on the basis of material(3), non-public(4) information about that security or its issuer in breach of a duty of trust or confidence that is owed directly, indirectly or derivatively to the issuer of the security or its shareholders or to any other person who is the source of the information. It is also illegal to communicate such information to any other person in connection with a purchase or sale of a security. In addition, federal and state law make it unlawful for an investment adviser or its personnel to defraud or deceive an advisory client or otherwise breach their fiduciary duty to the client, including through the misuse of material, non-public information about or belonging to an advisory client, such as The Vantagepoint Funds.

     It is the policy of the RC Companies and The Vantagepoint Funds that all RC Associates and all members of the Board of Directors of ICMA-RC, VTC or The Vantagepoint Funds must comply with all applicable provisions of Federal and state securities laws and rules relating to the misuse of material non-public information. If an RC Associate or a director acquires material, non-public information as a result of his or her relationship with the RC Companies, The Vantagepoint Funds, or a special or a confidential relationship with another person, such as an issuer, that person shall not communicate the information to anyone else or take investment action based on such information.(5)

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(3)  "Material" information means anything (including but not limited to any price sensitive corporate or market information) that a reasonable investor would consider important in determining whether to purchase, sell or hold a security or, if publicly disclosed, would be reasonably likely to affect the market value of a security. Examples include, but are not limited to, information relating to: financial forecasts or projections, contemplated mergers or acquisitions, changes in management, major litigation, significant products or discoveries, pending rating changes, financial liquidity or the gain or loss of a significant customer or supplier.

(4) Information is non-public until it has been broadly disseminated or made available to the general public, such as by press release carried by a major news service, a major news publication or a public filing made with a regulatory agency. Rumors, even if widespread or accurate, do not make inside information "public" and, therefore, do not relieve persons from the prohibitions on insider trading.

(5) VIA, as a manager of managers for The Vantagepoint Funds, does not directly manage The Vantagepoint Funds' investments on a day-to-day basis, with the exception of The Vantagepoint Funds' temporary cash balances and investments in shares of other registered investment companies (including certain series of The Vantagepoint Funds) made by certain series of The Vantagepoint Funds (e.g., Vantagepoint Model Portfolio Funds, Vantagepoint Milestone Funds). Instead, VIA oversees "SUBADVISERS" that manage the portfolio of each series of The Vantagepoint Funds (each a "series") and make day-to-day investment decisions for each series. This structure significantly limits, although it does not eliminate entirely, the possibility that most persons working at the RC Companies would possess or have access to knowledge about The Vantagepoint Funds' current or proposed portfolio transactions or holdings that could lead to a violation of this Policy. In addition, with respect to the Vantagepoint Model Portfolio Funds and the Vantagepoint Milestone Funds, VIA does not use non-public portfolio holdings information about underlying series to make asset allocation or rebalancing decisions for the Model Portfolio or Milestone Funds. Also, VIA does not have access to proposed or current subadviser decisions to buy or sell particular portfolio securities for an underlying series until the day after the decision is implemented. This further limits the possibility that VIA, its affiliates or any of their employees would have access to information that may lead to a violation of the Policy.

     B.   ANTI-FRAUD POLICIES

     No RC Company and no RC Associate shall:

          - Employ any device, scheme or artifice to defraud any advisory client or prospective advisory client;

          - Engage in any transaction, practice or course of business that operates as a fraud or deceit upon any advisory client or prospective advisory client; or

          - Engage in any act, practice or course of business that is fraudulent, deceptive or manipulative.

     Further, no RC Company, no RC Associate and no member of the Board of Directors of ICMA-RC, VTC or The Vantagepoint Funds shall:

          - Employ any device, scheme, or artifice to defraud The Vantagepoint Funds;

          - Make to The Vantagepoint Funds any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made to The Vantagepoint Funds, in light of the circumstances under which they are made, not misleading;

          - Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on The Vantagepoint Funds; or

          - Engage in any manipulative practice with respect to The Vantagepoint Funds.

     In furtherance of the above, with respect to investments in The Vantagepoint Funds, no RC Company, no RC Associate and no member of the "RC BOARD," the "VTC BOARD" or the Board of Directors of The Vantagepoint Funds may purchase or redeem shares of any series of The Vantagepoint Funds in violation of the applicable policies and restrictions set forth in The Vantagepoint Funds' prospectus, including, but not limited to, the restrictions limiting the frequency of transfers into and out of the same series that are designed to prevent so-called "market timing" and protect the interests of long-term investors in the series.

III. PERSONAL TRADING RESTRICTIONS AND REQUIREMENTS FOR RC ASSOCIATES AND ACCESS PERSONS (Other Than Directors of ICMA-RC, VTC or The Vantagepoint Funds)(6)

     A.   REQUIREMENTS AND RESTRICTIONS REGARDING PERSONAL TRADING

     The following requirements and restrictions apply to the personal trading activities of RC Associates and/or Access Persons, as indicated below. Certain exceptions to these restrictions are discussed in Subsection A.3 below.

          1.   REQUIREMENTS AND RESTRICTIONS

               a. Prior Approval. Access Persons must receive prior approval from a "DESIGNATED COMPLIANCE OFFICER" before:

                    (i) acquiring or disposing of any beneficial ownership of any "COVERED SECURITY" (see definition of "BENEFICIAL OWNER" in Glossary); or

                    (ii) acquiring beneficial ownership of any Security in a
                         "PRIVATE OFFERING."(7)

                    TRANSACTIONS IN SHARES OF THE VANTAGEPOINT FUNDS ARE EXCEPTED FROM THIS PRIOR APPROVAL REQUIREMENT.

                    Requests for approval shall be made by submitting a request to a Designated Compliance Officer electronically to the "Insider Trading" e-mail address, or on paper using the PERSONAL SECURITIES TRANSACTIONS REQUEST FORM attached hereto as Appendix #PST-1. Access Persons may only place "good for the day" orders and must place orders for approved transactions on the same day on which the approval was granted.

               b. Blackout Periods. No Access Person may, directly or indirectly, acquire or dispose of any beneficial ownership of any Covered Security (EXCLUDING SHARES OF THE VANTAGEPOINT FUNDS) or any related Security (such as an option on the Covered Security or a Security convertible or exchangeable into the Covered Security):

                    (i) within five (5) business days after the time that the same Covered Security is purchased or sold by a series (a contemporaneous purchase or sale of a Covered Security by a Vantagepoint Index Fund will not trigger this blackout period restriction); or

                    (ii) at any time when the person has actual knowledge that a
                         Covered Security is being purchased or sold, or recommended or considered for purchase or sale, by a series until the later of: (a) five (5) business days

----------
(6)  Those directors who are also RC Associates should refer to and comply with
     Section III, not Section IV.

(7)  There are no exceptions to the pre-approval requirement for Private
     Offerings.

                         after the series' purchase or sale transaction in such Covered Security has been completed or (b) the date that the Covered Security is no longer being recommended or considered for purchase or sale by the series.

               c. Initial Public Offerings. No RC Associate or Access Person shall acquire beneficial ownership of any Security in an "INITIAL PUBLIC OFFERING."

          2.   ADDITIONAL RESTRICTIONS ON PERSONAL TRADING

               a. Periodic Restrictions on Transactions in Shares of The Vantagepoint Funds. From time to time, personal transactions in shares of The Vantagepoint Funds may be restricted. The need for such restrictions generally may arise due to one or more Access Persons coming into possession of potentially material, non-public information about The Vantagepoint Funds, and personal transactions of affected Access Persons are restricted as a result. Access Persons and any other appropriate parties are notified via e-mail by the ICMA-RC Compliance Department when a restriction is imposed and when the restriction is removed. Normal monitoring of transactions in shares of The Vantagepoint Funds are carried out during periods when a restriction is in place.

               b. Prohibition Against Transactions in Securities of Certain Business Associates of ICMA-RC or The Vantagepoint Funds. Access Persons may not acquire or dispose of beneficial ownership in Securities issued by any company that, directly or through a control relationship with another company, has a "substantial business relationship" with The Vantagepoint Funds or any RC Company. A "substantial business relationship" is generally interpreted as a business relationship with the relevant entity with a value in excess of $250,000 per calendar year. The ICMA-RC Compliance Department will maintain and distribute to Access Persons a list of such companies.

               c. Blackout for RC Associates Who are Not Access Persons. If any RC Associate who is not also an Access Person(8) obtains information about a pending transaction in a Covered Security for a series or about a transaction in a Covered Security that is being recommended or considered for a series, the person may not acquire or dispose of beneficial ownership in that Covered Security until the later of: (i) five (5) business days from the date such knowledge is gained, or (ii) the date the transaction is completed or is no longer being considered for the series.

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(8)  Access Persons are subject to the blackout provisions in Subsection A.1.b.

          3.   EXEMPTED TRANSACTIONS

          Unless otherwise noted, the following transactions are exempted from the restrictions in Subsections A.1.a.i, A.1.b, A.2.b and A.2.c only. Exempted transactions remain subject to the reporting requirements described later in this Policy.

               a. Transactions effected in any account over which the person has no direct or indirect influence or control.

               b.   Transactions in shares of a "THIRD-PARTY MUTUAL FUND."

               c.   Any transaction in a Security involving $1,000 or less.

               d. Any acquisition of a Security effected pursuant to an "AUTOMATIC INVESTMENT PLAN."(9)

               e. Acquisitions of Securities in a "pro-rata" rights offering. The Securities must have been acquired by exercising rights that were issued by a company "pro-rata" to all shareholders of the same class of Securities. The rights must have been acquired from the issuing company. Dispositions of any rights acquired from the issuer in this type of pro rata rights offering are also exempted.

               f. Transactions in Securities that are non-volitional (i.e., without choice or will).

               g. Any transaction in a Security that a Designated Compliance Officer, upon investigation, determines to present no reasonable likelihood or potential for harm to The Vantagepoint Funds or its shareholders. The Designated Compliance Officer must document his or her rationale for approving any such transaction.

     Any questions about these exemptions should be directed to the ICMA Compliance Department.

     B.   REPORTING OF PERSONAL SECURITIES ACCOUNTS, HOLDINGS AND TRANSACTIONS

     As set forth in Subsection B.1 below, all RC Associates are required to report any accounts through which they beneficially own, hold or invest in any shares of The Vantagepoint Funds (subject to certain limited exceptions).

     As set forth in Subsection B.2 below, Access Persons are required to submit initial and annual reports of Covered Securities holdings and of accounts that hold any Securities ("Securities Accounts and Holdings Reports").

----------
(9) Any acquisition, however, that overrides the pre-set schedule or allocations of the Automatic Investment Plan is not exempted.

     As set forth in Subsection B.3 below, Access Persons are required to submit quarterly reports of transactions in Covered Securities and of accounts that hold any Securities ("Quarterly Transaction and New Account Reports").

     CERTAIN OF THESE REPORTS ARE MANDATED BY SEC REGULATIONS AND, THEREFORE, NO EXCEPTIONS OR WAIVERS TO MANDATED REPORTING REQUIREMENTS WILL BE GRANTED.

          1.   REPORTING ACCOUNTS HOLDING SHARES OF THE VANTAGEPOINT FUNDS

          All RC Associates shall report any accounts through which they beneficially own hold or invest in shares of The Vantagepoint Funds, other than accounts held under the ICMA-RC Retirement Savings Plan or other ICMA-RC sponsored employee benefit plans. Accounts holding shares of The Vantagepoint Funds that are subject to this reporting requirement include: Vantagepoint Individual Retirement Accounts, Vantagepoint Elite accounts maintained through Uvest Investment Services; and retirement accounts recordkept by ICMA-RC for RC Associates formerly employed by public sector clients.

          This report must be submitted BEFORE OR AT THE TIME the relevant account is opened and must be submitted to the ICMA-RC Compliance Department on THE VANTAGEPOINT FUNDS ACCOUNT REPORT (see Appendix #PST-2).

          In connection with any transactions in shares of The Vantagepoint Funds, RC Associates should be aware of, and read carefully, the ICMA-RC, VIA and The Vantagepoint Funds' combined policies, procedures and restrictions regarding frequent trading in shares of The Vantagepoint Funds.

          2.   SECURITIES ACCOUNTS AND HOLDINGS REPORTS

          Every Access Person must, shortly after becoming an Access Person and annually thereafter, disclose all accounts in which any Securities are held for the direct or indirect benefit of the person and all holdings in Covered Securities in which the Access Person has any direct or indirect Beneficial Ownership (including Securities accounts and Covered Securities holdings of certain family members; please see definition of Beneficial Owner the Glossary).

          These reports must include all Covered Securities holdings -- including those resulting from transactions which are exempt from Quarterly Transaction and New Accounts Reports (as described later in this Policy). The only Covered Securities holdings that are not required to be reported are Covered Securities held in accounts over which the Access Person does not have any direct or indirect influence or control (e.g., blind trusts). These reports also must include all Securities accounts, even those accounts holding only those Securities excluded from the definition of Covered Security.

          Securities Accounts and Holdings Reports must be submitted even if the Access Person has duplicate account statements and/or confirmations for personal accounts delivered to a Designated Compliance Officer as described below.

          These reports must be made on the PERSONAL SECURITIES ACCOUNTS AND HOLDINGS REPORT (see Appendix #PST-3) and submitted to a Designated Compliance Officer as follows. Initial Securities Accounts and Holdings Reports must be submitted within ten (10) calendar days of becoming an Access Person. All information included in the report must be current as of a date no more than forty-five (45) calendar days prior to becoming an Access Person. Annual Securities Accounts and Holdings Reports must be submitted by February 14th of each year (or the following business day if the 14th falls on a holiday or weekend). The information included in the report must be current as of December 31st of the previous year.

          3.   QUARTERLY TRANSACTION AND NEW ACCOUNT REPORTS

          Each Access Person must submit a Quarterly Transaction and New Account Report with respect to:

          - transactions in any Covered Securities in which the Access Person had any direct or indirect beneficial ownership; and

          - any bank, brokerage, mutual fund company or other account established during the quarter in which any Securities (not just Covered Securities) were held for the direct or indirect benefit of the Access Person.

          An Access Person is not required to report the following transactions on Quarterly Transaction and New Account Reports:

               - Transactions in Covered Securities effected pursuant to an Automatic Investment Plan;(10)

               - Transactions reported in duplicate brokerage account statements or trade confirmations received by the Designated Compliance Officer, if all of the required information is included on such statements/confirmations and the confirmations or account statements are received by the Designated Compliance Officer within thirty (30) calendar days of the close of each calendar quarter; and

               - Transactions in accounts over which the Access Person does not have influence or control over investment decisions (e.g., a blind trust).

          QUARTERLY TRANSACTION AND NEW ACCOUNT REPORTS must be submitted to a Designated Compliance Officer on the form attached as Appendix #PST-4 no later than thirty (30) calendar days after the end of each calendar quarter. If there are no transactions or accounts to report for a particular quarter, the form must be submitted noting that there is nothing to report.

----------
(10) Any transaction, however, that overrides the pre-set schedule or allocations of the automatic investment plan must be included in a Quarterly Transaction and New Account Report.

IV. PERSONAL TRADING RESTRICTIONS AND REQUIREMENTS FOR MEMBERS OF THE BOARDS OF DIRECTORS OF ICMA-RC, VTC AND THE VANTAGEPOINT FUNDS(11)

     A.   DIRECTORS AS "ACCESS PERSONS"

     Under normal circumstances, directors of ICMA-RC and VTC who are not also RC Associates will not be "Access Persons" under this Policy solely because they serve on the ICMA-RC Board or VTC Board. These "independent" directors are subject to limited personal securities reporting requirements, as described in Subsection C.3 below. Directors of ICMA-RC or VTC who have been designated as Access Persons under this Policy must comply with the reporting requirements for Access Persons described in Subsections C.1 and 2 below.

     All directors of The Vantagepoint Funds are automatically classified as Access Persons, but Independent Directors of The Vantagepoint Funds are generally excepted from the reporting requirements for Access Persons described in this Section IV. Independent Directors have certain limited personal trade reporting requirements as in Subsection C.3 below. Other directors of The Vantagepoint Funds, including The Vantagepoint Funds' Class III director, must comply with the full reporting requirements for Access Persons described in Subsections C.1 and 2 below.

     B.   REQUIREMENTS AND RESTRICTIONS REGARDING PERSONAL TRADING

     The following restrictions apply to the personal trading activities of the directors of ICMA-RC, VTC and The Vantagepoint Funds:

          1. PERIODIC RESTRICTIONS ON TRANSACTIONS IN SHARES OF THE VANTAGEPOINT FUNDS

          From time to time, acquisitions and dispositions of shares of The Vantagepoint Funds may be restricted. The need for such restrictions generally may arise due to one or more Access Persons coming into possession of potentially material, non-public information about The Vantagepoint Funds, and personal securities transactions of affected Access Persons are restricted as a result. Access Persons and any other appropriate parties are notified via e-mail by the ICMA-RC Compliance Department when a restriction is imposed and when the restriction is removed. Normal monitoring of transactions in shares of The Vantagepoint Funds are carried out during periods when a restriction is in place.

          2.   BLACKOUT PROVISION

          If any member of the RC Board, the VTC Board or The Vantagepoint Funds' Board of Directors obtains information about a pending transaction in a Covered Security for a series or about a transaction in a Covered Security that is being recommended or considered for a series, the person may not trade in such Covered Security until the

----------
(11) Those directors who are also RC Associates should refer to and comply with
     Section III, not Section IV.

          later of: (i) five (5) business days from the date such knowledge is gained, or (ii) the date the transaction is completed or is no longer being considered for that series.

     C.   REPORTING OF PERSONAL SECURITIES ACCOUNTS, HOLDINGS AND TRANSACTIONS

     As set forth in Subsection C.1 below, all Access Persons, except for Independent Directors of The Vantagepoint Funds, are required to submit initial and annual reports of Covered Securities holdings and of accounts that hold any Securities ("Securities Accounts and Holdings Reports")

     As set forth in Subsection C.2 below, all Access Persons, except for Independent Directors of The Vantagepoint Funds, are required to submit quarterly reports of transactions in Covered Securities and of accounts that hold any Securities ("Quarterly Transaction and New Account Reports").

     As set forth in Subsection C.3 below, directors of the RC Board or the VTC Board who are not RC Associates and otherwise have not been designated as Access Persons under this Policy, and Independent Directors of The Vantagepoint Funds, have limited quarterly reporting obligations under certain specified circumstances. These directors are not required to comply with the general reporting requirements for Access Persons in Subsections
     C.1 and 2 below.

     THESE REPORTS ARE MANDATED BY SEC REGULATIONS AND, THEREFORE, NO EXCEPTIONS OR WAIVERS TO MANDATED REPORTING REQUIREMENTS WILL BE GRANTED.

          1.   SECURITIES ACCOUNTS AND HOLDINGS REPORTS

          Every Access Person, other than an Independent Director of The Vantagepoint Funds who would be required to make a report solely by reason of being a director of The Vantagepoint Funds, must, shortly after becoming an Access Person and annually thereafter, disclose all accounts in which any Securities are held for the direct or indirect benefit of the person and all holdings in Covered Securities in which the Access Person has any direct or indirect Beneficial Ownership (including accounts and holdings of certain family members; please see definition of Beneficial Owner the Glossary).

          These reports must include all Covered Securities holdings -- including those resulting from transactions which are exempt from Quarterly Transaction and New Accounts Reports (as described later in this Policy). The only Covered Securities holdings that are not required to be reported are Covered Securities held in accounts over which the Access Person does not have any direct or indirect influence or control (e.g., blind trusts). These reports also must include all Securities accounts, even those accounts holding only those Securities excluded from the definition of Covered Security.

          Securities Accounts and Holdings Reports must be submitted even if the Access Person has duplicate account statements and/or confirmations for personal accounts delivered to a Designated Compliance Officer as described later in this Policy.

          These reports must be made on the PERSONAL SECURITIES ACCOUNTS AND HOLDINGS REPORT (see Appendix #PST-3) and submitted to a Designated Compliance Officer as follows. Initial Securities Accounts and Holdings Reports must be submitted within ten (10) calendar days of becoming an Access Person. All information included in the report must be current as of a date no more than forty-five (45) calendar days prior to the person becoming an Access Person. Annual Securities Accounts and Holdings Reports must be submitted by February 14th of each year (or the following business day if the 14th falls on a holiday or weekend). The information included in the report must be current as of December 31st of the previous year.

          2.   QUARTERLY TRANSACTION AND NEW ACCOUNT REPORTS

          Each Access Person, other than an Independent Director of The Vantagepoint Funds who would be required to make a report solely by reason of being a director of The Vantagepoint Funds, must submit a Quarterly Transaction and New Account Report with respect to:

          - transactions in any Covered Securities in which the Access Person had any direct or indirect beneficial ownership; and

          - any bank, brokerage, mutual fund company or other account established during the quarter in which any Securities (not just Covered Securities) were held for the direct or indirect benefit of the Access Person.

          An Access Person is not required to report the following transactions on Quarterly Transaction and New Account Reports:

               - Transactions in Covered Securities effected pursuant to an Automatic Investment Plan;(12)

               - Transactions reported in duplicate brokerage account statements or trade confirmations received by the Designated Compliance Officer, if all of the required information is included on such statements/confirmations and the confirmations or account statements are received by the Designated Compliance Officer within thirty (30) calendar days of the close of each calendar quarter; and

               - Transactions in accounts over which the Access Person does not have influence or control over investment decisions (e.g., a blind trust).

          QUARTERLY TRANSACTION AND NEW ACCOUNT REPORTS must be submitted to a Designated Compliance Officer on the form attached as Appendix #PST-4 no later than thirty (30) calendar days after the end of each calendar quarter. If there are no transactions or accounts to report for a particular quarter, the form must be submitted noting that there is nothing to report.

----------
(12) Any transaction, however, that overrides the pre-set schedule or allocations of the Automatic Investment Plan must be included in a Quarterly Transaction and New Account Report.

          3. QUARTERLY TRANSACTION AND NEW ACCOUNT REPORTS FOR INDEPENDENT DIRECTORS OF THE VANTAGEPOINT FUNDS AND CERTAIN DIRECTORS OF ICMA-RC AND VTC

          Members of the RC Board and VTC Board who are not also RC Associates and who otherwise have not been designated as Access Persons under this Policy, as well as Independent Directors of The Vantagepoint Funds, shall report transactions in Covered Securities in which the director had any direct or indirect beneficial ownership on a Quarterly Transaction and New Account Report only if the director knew or should have known, at the time of each such transaction, that, during the fifteen (15) calendar day period immediately preceding or following the date of the transaction, the same Covered Security was purchased or sold or was "BEING CONSIDERED FOR PURCHASE OR SALE" by a series or its investment adviser or Subadviser.

          The "should have known" standard does not: imply a duty of inquiry; presume that a director can deduce or extrapolate from presentations or discussions about a series' investment strategies; or impute knowledge from awareness of a series' holdings, policies, objectives and restrictions.

          This Subsection C.3 does not apply to members of the RC Board or VTC Board who are RC Associates or who have otherwise been designated as Access Persons under this Policy. Further, this subsection does not apply to the Class III director of The Vantagepoint Funds, or to any other directors of The Vantagepoint Funds who are "interested persons" of The Vantagepoint Funds. All of the aforementioned directors are subject to the full initial, annual and quarterly reporting requirements for Access Persons described in Subsections C.1 and 2 above.

V.   ADMINISTRATION OF THE POLICY; VIOLATIONS; SANCTIONS

     A.   IDENTIFICATION OF ACCESS PERSONS

          The ICMA-RC Compliance Department will identify all Access Persons and inform them of their reporting and other obligations under this Policy. Further, the ICMA-RC Compliance Department, in consultation with the ICMA-RC Human Resources Department, will assess on a case-by-case basis whether independent contractors, consultants and temporary or contract employees of the RC Companies are or shall be deemed to be Access Persons and/or RC Associates for purposes of this Policy.

     B.   DISTRIBUTION OF POLICY (AND ANY AMENDMENTS) AND CERTIFICATION

          The ICMA-RC Compliance Department will provide or arrange to provide every person covered by this Policy with a copy of the Policy and any amendments thereto. The ICMA-RC Compliance Department will also distribute to appropriate parties a form to be used to certify and acknowledge receipt thereof (see below).

     C.   CERTIFICATIONS

          Upon receipt of a copy of the Policy (and any amendments thereto), each person covered by this Policy, other than members of the RC Board, the VTC Board or the Board of Directors of The Vantagepoint Funds who are not also RC Associates, shall certify that he or she:
          (1) has received, read and understands the Policy; (2) has complied (or will comply, as applicable) with its applicable requirements; and
          (3) has reported (or will report, as applicable) any and all transactions, holdings and accounts required to be reported pursuant to this Policy.

     D.   REPORTING VIOLATIONS

          All known or suspected violations of this Policy must be reported promptly to the Chief Compliance Officer of ICMA-RC, VIA and The Vantagepoint Funds.

     E.   REVIEW OF REPORTED VIOLATIONS

          As applicable, the President or Chief Compliance Officer of The Vantagepoint Funds, the President of VTC and the Chief Executive Officer of ICMA-RC shall report all material violations of this Policy to, respectively, The Vantagepoint Funds' Board of Directors, the RC Board and the VTC Board at their respective board meetings following such violation.

     F.   SANCTIONS

          In response to a violation of this Policy, the President of the relevant RC Company or The Vantagepoint Funds (as applicable), in consultation with the relevant Chief Compliance Officer (if any) may impose such sanctions as he or she deems appropriate, including but not limited to, forfeiture of future discretionary compensation, a letter of censure, or suspension or termination of employment or association with the relevant entity(ies).

VI.  BOARD REPORTING; SUBADVISER CODES; CHANGES TO POLICY; RECORDKEEPING

     A.   BOARD REPORTING

          1. ANNUAL REPORTS TO RC, VTC AND THE VANTAGEPOINT FUNDS BOARDS OF DIRECTORS

               An annual report relating to this Policy shall be presented to the RC Board, the VTC Board and The Vantagepoint Funds' Board of Directors. Such report shall:

               (a) summarize the current Policy and any material changes made during the year;

               (b) describe any issues arising under the Policy since the last report, including information about material violations of the Policy and sanctions imposed in response to those violations;

               (c) discuss whether any significant waivers from the Policy's requirements were granted during the year; and

               (d) identify any recommended changes in existing restrictions or procedures based on relevant entity's experience under this Policy, evolving industry practices, or developments in applicable laws or regulations.

          2. ANNUAL CERTIFICATIONS TO THE VANTAGEPOINT FUNDS' BOARD FROM THE VANTAGEPOINT FUNDS, VIA AND RC SERVICES

               The Vantagepoint Funds' Chief Compliance Officer, on behalf of The Vantagepoint Funds, VIA, and RC Services shall certify annually to The Vantagepoint Funds' Board of Directors that each has adopted procedures reasonably necessary to prevent its "access persons" from violating the provisions of this Policy.

     B.   SUBADVISER CODES OF ETHICS

          Each Subadviser is expected to adopt a written code of ethics governing personal investment activity that meets the requirements of Rule 17j-1 ("Rule 17j-1 Code")(13). Any person that is an "access person" (as defined in Rule 17j-1) of a Subadviser shall be subject to and comply with the Rule 17j-1 Code of such Subadviser. Each Subadviser shall submit a copy of its Rule 17j-1 Code for approval of The Vantagepoint Funds' Board of Directors prior to being hired.

          Each Subadviser annually shall furnish to The Vantagepoint Funds' Board of Directors a written report of any issues arising under its Rule 17j-1 Code, including a report of any material violations and any sanctions imposed in response to those violations. Each Subadviser will also certify annually that it has adopted procedures reasonably necessary to prevent its access persons from violating the provisions of its Rule 17j-1 Code.

     C. BOARD APPROVAL OF MATERIAL CHANGES TO POLICY OR SUBADVISER'S RULE 17J-1 CODE

          The Vantagepoint Funds' Board of Directors must approve any material change to this Policy or to any Subadviser's Rule 17j-1 Code no later than six (6) months after adoption of the material change. Before approving any such changes, The Vantagepoint Funds' Chief Compliance Officer, on behalf of The Vantagepoint Funds, or the Subadviser (as applicable) shall certify to the Board of Directors of The Vantagepoint Funds that The Vantagepoint Funds (or the Subadviser, as applicable) has adopted procedures reasonably necessary to prevent The Vantagepoint Funds' or the Subadviser's "access persons" from violating the Policy, as amended.

     D.   RECORDKEEPING

          The following records with respect to this Policy shall be kept and maintained by ICMA-RC, VIA and The Vantagepoint Funds (as applicable) in accordance with applicable law, including Rule 17j-1 and applicable rules under the Advisers Act:

          1. Copy of Policy and Amendments -- A copy of this Policy, any amendments thereto, and any alternative versions that were in effect at any time within the past five years;

          2. Written Acknowledgements of Receipt -- A record of the written acknowledgments of receipt of this Policy and any amendments thereto provided by any person who is, or who was at any time within the past five years required to submit such an acknowledgment under the Policy;

----------
(13) Each Subadviser is also expected to adopt a written code of ethics in accordance with Rule 204A-1 under the Investment Advisers Act of 1940.

          3. Names of Access Persons -- A record of the names of all persons that currently or that within the past five years were "access persons" of ICMA-RC, VIA or The Vantagepoint Funds, and of all persons responsible for reviewing the reports submitted under the Policy;

          4. Violations and Sanctions -- A record of any violation of this Policy and of any action taken as a result of the violation for a period of five years from the end of the fiscal year in which the violation occurred;

          5. Transactions and Holdings Reports -- A record of each transaction and holdings report submitted under the Policy (such record shall be maintained for at least five years after the end of the fiscal year in which the report is made); and

          6. Approval of Acquisitions of Securities in Private Offerings -- A record of any decision, and the reasons supporting the decision, to permit the acquisition of a Security in a Private Offering pursuant to the Policy, for at least five years after the end of the fiscal year in which any such approval was granted.

                              GLOSSARY OF KEY TERMS

ACCESS PERSON.  Includes:

     (a) Officers and LLC Managers -- All officers and LLC Managers of any RC Company or The Vantagepoint Funds; and all persons holding the business title of Vice President or above of any RC Company;

     (b) RC Associates in Certain Divisions/Departments -- All RC Associates in the Investments Division, the Finance Division, the Internal Audit Department, the Compliance Department or the Legal Department of an RC Company;

     (c) RC Associates and Directors With Access -- Any RC Associate and any director of ICMA-RC who has access to nonpublic information regarding any client's purchase or sale of Covered Securities, or nonpublic information regarding The Vantagepoint Funds' portfolio holdings, or who is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic;

     (d) Certain Other RC Associates and Certain RC and VTC Directors -- Any RC Associate and any director of ICMA-RC or VTC who, in connection with his/her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a series whether through interaction with a Subadviser, The Vantagepoint Funds' custodian or otherwise, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

     (e)  Vantagepoint Fund Directors -- All directors of The Vantagepoint
          Funds.

     "Independent" Directors of ICMA-RC or VTC -- Under normal circumstances, directors of ICMA-RC and VTC who are not also RC Associates (i.e., "independent" directors of ICMA-RC or VTC) will not be "Access Persons" under this Policy solely because they serve on the ICMA-RC Board or VTC Board. However, these directors are subject to certain general provisions in this Policy, as well as certain limited personal trade reporting requirements, as described in Section IV of the Policy.(14)

     Directors of The Vantagepoint Funds -- INDEPENDENT Directors of The Vantagepoint Funds are automatically classified as Access Persons, but are generally excepted from the reporting provisions for Access Persons described in Section IV of the Policy. Independent Directors, however, have certain limited personal trade reporting requirements, as described in
     Section IV. Other directors of The Vantagepoint Funds, including The Vantagepoint Funds' Class III director must comply with the reporting requirements for Access Persons set out in Section IV. All directors of The Vantagepoint Funds are subject to certain general provisions of the Policy.

----------
(14) ICMA-RC's directors are not presumed to be "access persons" under this Policy because providing investment advice is not ICMA-RC's primary business. Under Advisers Act Rule 204A-1, all of an adviser's directors, officers and partners are presumed to be "access persons" if the adviser's primary business is providing investment advice.

AUTOMATIC INVESTMENT PLAN. An Automatic Investment Plan is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

BEING PURCHASED OR SOLD. A Security is "being purchased or sold" from the time when a purchase or sale of the Security on behalf of The Vantagepoint Funds or a series has been recommended, or communicated to the person who places buy or sell orders on behalf of a series, by the Adviser or a subadviser of The Vantagepoint Funds or any series until the time that such transaction has been completed or terminated.

BENEFICIAL OWNER. Any person who has or shares, directly or indirectly, a pecuniary interest in a Security, within the meaning of Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Security. An indirect interest includes, but is not limited to, Securities held by members of your immediate family who share your household, including your spouse, children, stepchildren and grandchildren, parents, grandparents, step-parents, brothers and sisters, and any of your in-laws (parents, children, siblings), and includes adoptive relationships.

COVERED SECURITY. Any Security, including:

     -    shares of The Vantagepoint Funds;

     - shares of exchange-traded funds ("ETFs") organized as open-end investment companies or unit investment trusts;

     -    interests in or shares of offshore funds;

     -    interests in or shares of unregistered funds (such as hedge funds);
          and

     -    shares of closed-end investment companies.

But excluding:

     -    direct obligations of the U.S. Government;

     -    bankers' acceptances;

     -    bank certificates of deposit;

     -    commercial paper;

     - high quality short-term debt instruments (including repurchase agreements);(15) and

     -    shares of Third-Party Mutual Funds.

DESIGNATED COMPLIANCE OFFICER. The person or persons who may be designated from time to time by, respectively, the President or Chief Compliance Officer of The Vantagepoint Funds, the President of VTC and/or the Chief Executive Officer or Chief Compliance Officer of ICMA-RC to administer the provisions of this Policy.

----------
(15) "High quality short-term debt instrument" means any instrument with maturity of less than 366 days and rated in one of the highest two rating categories by a national rating organization (or which is unrated but is of comparable quality).

INDEPENDENT DIRECTORS OF THE VANTAGEPOINT FUNDS. Those directors of The Vantagepoint Funds who are not "interested persons" of The Vantagepoint Funds, as that term is defined under the Investment Company Act of 1940.

INITIAL PUBLIC OFFERING. An Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

LLC MANAGER. A person who is named as a Manager of an RC Company that is organized as a limited liability company in, or designated as a Manager of a limited liability company pursuant to, a limited liability company agreement or similar instrument under which the limited liability company is formed.

PRIVATE OFFERING. A Private Offering means an offering of securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or Rule 504, Rule 505 or Rule 506 (e.g., private placements).

RC ASSOCIATE. Any officer, LLC Manager or employee of any RC Company (or of any current or future subsidiary of an RC Company).

RC BOARD. The Board of Directors of ICMA-RC.

SECURITY. The term "Security" shall have the same meaning as set forth in
Section 2(a)(36) of the Investment Company Act of 1940 and generally includes any stock, bond, investment contract or limited partnership interest, any put, call, straddle, option on any security or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle or option entered into on a national securities exchange relating to a foreign currency, or any warrant or right to subscribe to or otherwise acquire any security.

SUBADVISER. Any individual or firm that contracts with The Vantagepoint Funds and/or with VIA to manage any portion of The Vantagepoint Funds' assets for compensation.

THIRD-PARTY MUTUAL FUND. A U.S. registered open-end investment company other than The Vantagepoint Funds and other than open-end ETFs.

VTC BOARD. The Board of Directors of VTC.

                                                                 APPENDIX #PST-1

                                 ICMA-RC, ET AL.
                       PERSONAL SECURITIES TRADING POLICY

                     PERSONAL SECURITIES TRANSACTION REQUEST

ASSOCIATE NAME: ________________________________________________________________

NAME OF ACCOUNT (IF DIFFERENT): ________________________________________________

REQUEST/TRANSACTION DATE: _______________ BUY ______ SELL _____ SELL SHORT _____

SECURITY NAME: ________________________________ SYMBOL OR CUSIP #:______________

NUMBER OF SHARES: ________ SHARE PRICE: _______ PRINCIPAL AMOUNT: ______________

BROKER/OFFEROR: _______________________________ ACCOUNT #: _____________________

IF YOU HAVE ANY QUESTIONS REGARDING THIS FORM, PLEASE SEE SECTION III.A.1. OF THE PERSONAL SECURITIES TRADING POLICY OR CONTACT ICMA-RC COMPLIANCE.

I hereby certify that I have no material, non-public information regarding The Vantagepoint Funds or of the RC Companies that form the basis for this investment decision. To the best of my knowledge, this proposed transaction does not violate any provisions of the Personal Securities Trading Policy.


ASSOCIATE SIGNATURE:                                     DATE:
                     -----------------------------------       -----------------

                             FOR COMPLIANCE USE ONLY

                       NOTIFICATION OF APPROVAL OR DENIAL

DATE: _________________________ APPROVED: ______________ DENIED: _______________

COMMENTS: ______________________________________________________________________

          ______________________________________________________________________

COMPLIANCE OFFICER: __________________________________

                                                                 APPENDIX #PST-2

                                 ICMA-RC, ET AL.
                       PERSONAL SECURITIES TRADING POLICY

                      THE VANTAGEPOINT FUNDS ACCOUNT REPORT

In accordance with the Personal Securities Trading Policy, Section III. B. 1, all RC Associates are required to report any accounts through which they beneficially own, hold or invest in shares of The Vantagepoint Funds that they open or maintain, OTHER THAN ACCOUNTS HELD UNDER THE ICMA-RC RETIREMENT SAVINGS PLAN, RHS PLAN AND/OR OTHER ICMA-RC SPONSORED EMPLOYEE BENEFIT PLAN.

Examples of accounts that are reportable include: i) Vantagepoint IRA accounts;
ii) Vantagepoint Elite accounts maintained through Uvest Investment Services; and iii) any retirement accounts record kept by ICMA-RC for RC Associates formerly employed by public sector clients.

     RC ASSOCIATES SHOULD INCLUDE IN THIS REPORT ANY ACCOUNTS OF MEMBERS OF THE RC ASSOCIATE'S IMMEDIATE FAMILY AND OTHER ACCOUNTS IN WHICH THE ASSOCIATE MAY HAVE A BENEFICIAL INTEREST. PLEASE SEE DEFINITION OF BENEFICIAL OWNER IN THE POLICY FOR MORE INFORMATION.

ASSOCIATE NAME: ___________________________________________________

NAME OF ACCOUNT: __________________________________________________

ACCOUNT TYPE/WHERE HELD: __________________________________________

ACCOUNT NUMBER: ___________________________________________________


-------------------------------------
ASSOCIATE SIGNATURE

---------------------
DATE

                                                                 APPENDIX #PST-3

                                 ICMA-RC, ET AL.
                       PERSONAL SECURITIES TRADING POLICY

                PERSONAL SECURITIES ACCOUNTS AND HOLDINGS REPORT

                           (INITIAL AND ANNUAL REPORT)

[ ]  Initial Report. This report is current as of _____________

     Initial report must be submitted within 10 days of employment (or otherwise becoming an "access person") and the information contained in the report must be current as of a date no more than 45 days prior to employment (or otherwise becoming an "access person").

[ ]  Annual Report for _________________

     Annual report must be must be submitted by February 14th of each year and the information included in the report must be current as of December 31st of the previous year.

PART I: PERSONAL SECURITIES ACCOUNTS

Please provide the requested information for all reportable securities accounts (e.g., i) accounts holding any securities that are maintained with a bank or a broker/dealer; ii) accounts held with investment advisers; and iii) any accounts holding shares issued by mutual funds or other investment companies (including The Vantagepoint Funds). Note that reportable securities accounts may include accounts of immediate family members - See definition of Beneficial Owner in the Policy. If you do not have any securities accounts to report, please check the box below and go to Part II. If additional space is needed, please use the reverse side of this form or attach an additional sheet.

[ ]  NO PERSONAL SECURITIES ACCOUNTS TO REPORT.

                                        NAME OF ENTITY MAINTAINING
                                         THE ACCOUNT (E.G., BANK,                           DATE ACCOUNT
NAME OF ACCOUNT OWNER(S);                BROKER-DEALER, INVESTMENT     ADDRESS OF ENTITY         WAS
   RELATIONSHIP TO YOU      ACCOUNT #            ADVISER)            MAINTAINING ACCOUNT*    ESTABLISHED
-------------------------   ---------   --------------------------   --------------------   ------------


* Address information is required for all accounts except third-party mutual fund accounts.


                                     1 of 2

PART II: COVERED SECURITIES HOLDINGS

Please provide the requested information for all Covered Securities holdings (see the DEFINITIONS Section III.B.2. of the Personal Securities Trading Policy for a definition of "Covered Securities"). If you do not have any reportable Covered Securities holdings, please check the box below and go to Part III. If additional space is needed, please use the reverse side of this page or attach an additional sheet.

[ ]  NO COVERED SECURITIES HOLDINGS TO REPORT.

I hereby confirm that, other than the securities described below, I have no other personal holdings of Covered Securities and have not acquired (for the annual reporting) any direct or indirect beneficial ownership in any other Covered Securities (as defined by the Personal Securities Trading Policy), as of the date listed on this report.

                               TICKER SYMBOL OR
                                   CUSIP NO.                                  APPROXIMATE
SECURITY NAME/TITLE AND TYPE    (IF APPLICABLE)   NUMBER OF SHARES/UNITS   PRINCIPAL AMOUNT
----------------------------   ----------------   ----------------------   ----------------


PART III: SIGNATURE/DATE


Signature:                              Date Signed:
           --------------------------                -------------------

Print Name:                             Date Submitted:
           --------------------------                   ----------------

Inter-office, fax (202)962-4601 or mail this form to Tara Battle. If you have any questions regarding this form, please contact Tara Battle at (202) 962-6956.


                                     2 of 2

                                                                 APPENDIX #PST-4

                                 ICMA-RC, ET AL.
                       PERSONAL SECURITIES TRADING POLICY

                 QUARTERLY TRANSACTIONS AND NEW ACCOUNTS REPORT

QUARTER ENDING: ________________                            DATE DUE: __________

I understand that I am required to report all Covered Securities transactions and new securities accounts as described in the QUARTERLY TRANSACTIONS AND NEW ACCOUNTS REPORT section of the Personal Securities Trading Policy.

PART I: COVERED SECURITIES TRANSACTIONS (PLEASE REPORT ANY REPORTABLE TRANSACTIONS IN COVERED SECURITIES OCCURRING DURING THE PRECEDING QUARTER.)

Please see Section III.B.3. of the Policy for a description of relevant reporting responsibilities under this section.

If you do not have any reportable Covered Securities transactions, please check the box below and go to Part III of this reporting form. If additional space is needed, please use the reverse side of this form or attach an additional sheet.

[ ]  NO COVERED SECURITIES TRANSACTIONS TO REPORT.

                                                                      APPROXIMATE                          NAME OF
                                                                       PRINCIPAL                       BROKER-DEALER,
                       TRANSACTION    TICKER SYMBOL                      AMOUNT,                        BANK OR OTHER
                      DATE AND TYPE    OR CUSIP NO.                  INTEREST RATE    PRICE AT WHICH       ENTITY
      SECURITY        (E.G., BUY OR        (IF          NUMBER OF     AND MATURITY   TRANSACTION WAS    EFFECTING THE
NAME/TITLE AND TYPE       SELL)        APPLICABLE)    SHARES/UNITS        DATE           EFFECTED        TRANSACTION
-------------------   -------------   -------------   ------------   -------------   ---------------   --------------



                                     1 of 2

PART II: PERSONAL SECURITIES ACCOUNTS (PLEASE REPORT ANY NEW ACCOUNTS OPENED DURING THE PRECEDING QUARTER.)

Please see Section III.B.3. for a description of reporting responsibilities under this section. If you do not have any new securities accounts to report, please check the box below and go to Part III of this reporting form. If additional space is needed, please use the reverse side of this form or attach an additional sheet.

[ ]  NO NEW PERSONAL SECURITIES ACCOUNTS TO REPORT.

                                         NAME OF ENTITY
                                    MAINTAINING THE ACCOUNT
       ACCOUNT                            (E.G., BANK,        ADDRESS OF ENTITY       DATE
OWNER(S)/RELATIONSHIP                    BROKER-DEALER,        MAINTAINING THE    ACCOUNT WAS
        TO YOU          ACCOUNT #     INVESTMENT ADVISER)          ACCOUNT*       ESTABLISHED
---------------------   ---------   -----------------------   -----------------   -----------


* Address information is required for all accounts except third-party mutual fund accounts.

PART III: SIGNATURE/DATE


Signature:                              Date Signed:
           --------------------------                ----------------

Print Name:                             Date Submitted:
            -------------------------                   -------------

Inter-office, fax to (202) 962-4601 or mail this form to Tara Battle. If you have any questions regarding this form, please contact Tara Battle at (202) 962-6956.


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